UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2011
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On August 2, 2011, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its fourth quarter of fiscal 2011 and full fiscal year 2011 and updated guidance regarding expected net income per diluted share and revenue for fiscal 2012. Harris also announced that its Board of Directors approved a new $1 billion share repurchase program and increased the quarterly cash dividend rate to $0.28 per share. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures, (i) including net income, net income per diluted share and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010 and for fiscal 2011 and fiscal 2010; Adjusted EBITDA for the third quarter of fiscal 2011; operating income for the RF Communications segment for the fourth quarter of fiscal 2010; operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011and the fourth quarter of fiscal 2010; and guidance for net income per diluted share for fiscal 2012; in each case excluding, as the case may be, the impact of charges for certain costs and expenses associated with the acquisitions of the Tyco Electronics Wireless Systems business (“Wireless Systems”), CapRock Communications (“CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”), the infrastructure assets of the government business of Core180, Inc. (“Core180 Infrastructure”), Carefx Corporation (“Carefx”), Patriot Technologies, LLC (“Patriot”), SignaCert, Inc. (“SignaCert”), Crucial Security, Inc. (“Crucial”) and the Air Traffic Control business unit of SolaCom Technologies Inc. (“SolaCom ATC”), and in the case of Adjusted EBITDA, including interest, taxes, depreciation and amortization; and (ii) also including revenue growth for Harris and for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011 compared with the fourth quarter of fiscal 2010, adjusting for the impact of the acquisitions of CapRock, Schlumberger GCS and Carefx. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Net income, net income per diluted share and Adjusted EBITDA for the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010 and for fiscal 2011 and fiscal 2010; Adjusted EBITDA for the third quarter of fiscal 2011; operating income for the RF Communications segment for the fourth quarter of fiscal 2010; operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011 and the fourth quarter of fiscal 2010; and guidance for net income per diluted share for fiscal 2012; in each case excluding, as the case may be, the impact of charges for certain costs and expenses associated with the acquisitions of Wireless Systems, CapRock, Schlumberger GCS, Core180 Infrastructure, Carefx, Patriot, SignaCert, Crucial and SolaCom ATC, and in the case of Adjusted EBITDA, including interest, taxes, depreciation and amortization; and revenue growth for Harris and for the Integrated Network Solutions segment for the fourth quarter of fiscal 2011 compared with the fourth quarter of fiscal 2010, adjusting for the impact of the acquisitions of CapRock, Schlumberger GCS and Carefx, are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, net income, net income per diluted share, and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
     Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 8.01 Other Events.
     On July 30, 2011, Harris’ Board of Directors approved a new $1 billion share repurchase program and increased the quarterly cash dividend rate from $0.25 per share to $0.28 per share. The new share repurchase program replaces the prior share repurchase program, which had a remaining, unused authorization of approximately $200 million. While the new program does not have a stated expiration date, management currently expects to repurchase up to $500 million in shares by the end of calendar year 2011. The new program is expected to result in repurchases well in excess of offsetting the dilutive effect of shares issued under Harris’ share-based incentive plans. Share repurchases are expected to be funded with available cash and commercial paper. Repurchases under the new program may be made through open market purchases, private transactions, transactions structured through investment banking institutions, or any combination thereof. The timing, volume and nature of share repurchases are subject to market conditions, applicable securities laws and other factors and are at the discretion of Harris and may be suspended or discontinued at any time.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:
          99.1     Press Release, issued by Harris Corporation on August 2, 2011 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Senior Vice President and Chief Financial Officer

Date: August 2, 2011

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description
99.1	Press Release, issued by Harris Corporation on August 2, 2011 (furnished pursuant to Item 2.02 and Item 7.01).